UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     Results of Operations and Financial Condition.

On January 6, 2016, MobileIron, Inc. (the “Company” or “we,” “us” or “our”) reported financial results for the fourth quarter and year ended December 31, 2015. A copy of the press release issued concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of Inducement Plan

On December 20, 2015, MobileIron adopted the 2015 Inducement Plan (the “Plan”) to reserve 1,600,000 shares of its common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. The Plan was approved by the Company’s Board of Directors (the “Board”) without stockholder approval pursuant to Rule 5635(c)(4) and the terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved 2014 Equity Incentive Plan.

A complete copy of the Plan, the form of Stock Option Grant Notice and Option Agreement, and the form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Plan are filed herewith as Exhibits 10. 1, 10.2, and 10.3, respectively, and are incorporated herein by reference. The above summary of the terms of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Appointment of Chief Executive Officer and Director;  Compensatory Arrangements of Chief Executive Officer; Grant of Inducement Awards

On January 6 2016, the Company announced that the Board has appointed Barry Mainz, age 51, as our President and Chief Executive Officer effective January 6, 2016.  Mr. Mainz commenced employment on January 6, 2016.  Additionally, effective January 6, 2016, the Board appointed Mr. Mainz to the Company’s Board, to serve as a Class I director with a term to expire at our 2018 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

Prior to joining MobileIron, Mr. Mainz served as President of Wind River, an embedded and mobile software company and wholly owned subsidiary of Intel Corporation, from October 2013 to December 2015. Before becoming its President, Mr. Mainz served as Wind River’s Chief Operating Officer from February 2007 until September 2013 and as Wind River’s Vice President, Worldwide Customer Operations, from July 2005 until January 2007.  From May 1999 until June 2005, Mr. Mainz served as Vice President, Corporate Sales Division, for Mercury Interactive Corporation, a software company. Mr. Mainz holds a B.A. in Communications from San Francisco State University.

The Company has entered into an employment agreement with Mr. Mainz (the “Employment Agreement”), effective January 6, 2016, pursuant to which Mr. Mainz will be paid an annual base salary of $500,000 (the “Base Salary”). He will also be eligible to receive a performance bonus of up to 100% of his Base Salary based upon the attainment of the Company’s and his personal objectives and milestones as determined by the Company’s Board (the “Annual Bonus”). For the fiscal year ending December 31, 2016, $250,000 of the Annual Bonus is guaranteed. Mr. Mainz will be entitled to the standard benefits available to the Company’s employees generally, including health insurance.

In addition, as a material inducement to Mr. Mainz’s employment and pursuant to Rule 5635(c)(4), promptly following the commencement of Mr. Mainz’s employment (the “Start Date”), the Compensation Committee of the Board granted Mr. Mainz an award of 200,000 restricted stock units (the “First RSU Award”).  One hundred percent

(100%) of the shares under the First RSU Award will vest and be issuable on the second anniversary of the Start Date, subject to Mr. Mainz’s continued service with the Company. Additionally, the Compensation Committee of the Board granted Mr. Mainz an award of 560,000 restricted stock units (the “Second RSU Award” and collectively with the First RSU Award, the “RSU Awards”). Fourteen forty-eighth (14/48th) of the shares under the Second RSU Award will vest and be issuable on February 20, 2017, 1/16th of the shares under the Second RSU Award will vest and be issuable on each of the next 11 of the Company’s standard quarterly vesting dates (May 20, August 20, November 20 and February 20) thereafter, and 1/48th of the shares under the Second RSU Award will vest and be issuable on February 20, 2020, subject to Mr. Mainz’s continued service with the Company. The RSU Awards will be subject to the terms of the Company’s 2015 Inducement Plan and applicable RSU award agreements.

Also as a material inducement to Mr. Mainz’s employment and pursuant to Rule 5635(c)(4), the Compensation Committee of the Board intends to grant Mr. Mainz an option to purchase 840,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of a share of Common Stock on the date of grant (the “Regular Option”). One-fourth (1/4th) of the shares under the Regular Option will vest and become exercisable on the first anniversary of the Start Date, and 1/48th of such shares will vest and become exercisable at the end of each one-month period thereafter, subject to Mr. Mainz’s continued service with the Company. Furthermore, if within 90 days following the Start Date, Mr. Mainz purchases Common Stock of the Company in open market purchases, then the Compensation Committee of the Board will grant Mr. Mainz an option to purchase a number of shares of Common Stock of the Company equal to the number of shares purchased by Mr. Mainz in such open market purchases up to an aggregate amount of $500,000, with an exercise price equal to the fair market value of a share of Common Stock on the date of grant (the “Open Market Purchase Option”, and collectively with the Regular Option, the “Options”). One-fourth (1/4th) of the shares under the Open Market Purchase Option will vest and become exercisable on the first anniversary of the date of grant of such Option, and1/48th of such shares will vest and become exercisable at the end of each one-month period thereafter, subject to Mr. Mainz’s continued service with the Company. The Regular Option will be subject to the terms of the Company’s 2015 Inducement Plan and applicable option agreement. The Open Market Purchase Option will be subject to the terms of the Company’s 2014 Equity Incentive Plan and applicable option agreement.

Mr. Mainz is also eligible for certain severance and change in control benefits, as set forth in his Employment Agreement. If Mr. Mainz is terminated for any reason, he shall receive (a) earned but unpaid Base Salary, (b) any Annual Bonus that is earned, but unpaid, (c) any accrued, but unpaid vacation, and (d) payment for unreimbursed business expenses. If Mr. Mainz is involuntarily terminated as an employee without Cause or he resigns for Good Reason,  unrelated to a Change In Control (as each is defined in his Employment Agreement), he will be entitled to receive (a) cash severance in an amount equal to 12 months of his then-current Base Salary, less standard payroll deductions and withholdings, and a pro rata portion of his Annual Bonus, and (b) payment of (i) health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earlier of (y) 18 months after termination (the “COBRA Premium Period”), or (z) such time as he is eligible for health insurance coverage with a subsequent employer (the “Health Coverage”), or (ii) alternatively and in the Company’s sole discretion, a fully taxable cash amount equal to Mr. Mainz’s applicable COBRA premiums for the remainder of the applicable COBRA Premium Period. Additionally, if Mr. Mainz is involuntarily terminated as an employee without Cause or he resigns for Good Reason, unrelated to a Change In Control, within the first year following the Start Date, then the RSU Awards and the Options will be accelerated as set forth in the Employment Agreement.

In addition to the benefits set forth above, if Mr. Mainz is involuntarily terminated without Cause or resigns for Good Reason,  during a Change in Control  Period (as defined in his Employment Period), he will be entitled to receive (a) cash severance in an amount equal to18 months of his then-current Base Salary, less standard payroll deductions and withholdings, a pro rata portion of his Annual Bonus, and 150% of his Annual Bonus, and (b) payment of (i) his COBRA premiums until the earlier of the COBRA Premium Period or such time as he is eligible for Health Coverage, or (ii) alternatively and in the Company’s sole discretion, a fully taxable cash amount equal to Mr. Mainz’s applicable COBRA premiums for the remainder of the applicable COBRA Premium Period, and (c) the full acceleration of all unvested time-based vesting equity awards then held by Mr. Mainz as set forth in his Employment Agreement.

Furthermore, in the event that Mr. Mainz’s employment with the Company terminates as a result of his death or Disability (as defined in his Employment Agreement), then Mr. Mainz or his estate will be entitled to receive (a) a pro rata portion of his Annual Bonus, and (b) the full acceleration of all unvested time-based vesting equity awards then held by Mr. Mainz as set forth in his Employment Agreement.

The Employment Agreement between the Company and Mr. Mainz is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

Departure of Directors or Certain Officers

Robert Tinker, the Company’s previous President and Chief Executive Officer, will remain as a member of the Board and an employee of the Company to assist in the transition, but, as of January 6, 2016, will cease to serve as an executive officer (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934) of MobileIron. Mr. Mainz is also taking over leadership of the sales organization and, as a result, Mr. Mainz and Damian Artt, Senior Vice President Worldwide Sales, have mutually agreed that Mr. Artt will transition out of the Company.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	MobileIron, Inc. 2015 Inducement Plan.
10.2	Form of Stock Option Grant Notice and Option Agreement under the MobileIron, Inc. 2015 Inducement Plan.
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the MobileIron, Inc. 2015 Inducement Plan.
10.4	Executive Employment Agreement effective January 6, 2016, between MobileIron, Inc. and Barry Mainz.
99.1	Press Release dated January 6, 2016, titled “MobileIron Names Barry Mainz CEO and Announces Strong Preliminary Financial Results for Fourth Quarter of 2015.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: January 6, 2016
	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Press Release dated January 6, 2016, titled “MobileIron Names Barry Mainz CEO and Announces Strong Preliminary Financial Results for Fourth Quarter of 2015.”
Exhibit No.	Description
10.1	MobileIron, Inc. 2015 Inducement Plan.
10.2	Form of Stock Option Grant Notice and Option Agreement under the MobileIron, Inc. 2015 Inducement Plan.
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the MobileIron, Inc. 2015 Inducement Plan.
10.4	Executive Employment Agreement effective January 6, 2016, between MobileIron, Inc. and Barry Mainz.
99.1	Press Release dated January 6, 2016, titled “MobileIron Names Barry Mainz CEO and Announces Strong Preliminary Financial Results for Fourth Quarter of 2015.”